UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: July 7, 2020 (July 1, 2020)
(Date of earliest event reported)

Forbes Energy Services Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)
(361) 664-0549
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into Material Definitive Agreements.
On July 1, 2020, Forbes Energy Services LLC (“FES LLC”), a subsidiary of Forbes Energy Services Ltd. (the “Company”), together with the administrative agent (the “Agent”) and certain of the lenders (the “Lenders”) under its existing Loan and Security Agreement (the “Term Loan”), entered into a forbearance agreement (the “Forbearance Agreement”), pursuant to which such Lenders have agreed, and have instructed the Term Loan agent to agree, to forbear from declaring the loans and all other obligations under the Term Loan to be due and payable as a result of the occurrence of certain specified defaults, including failure to pay interest in cash on a scheduled interest payment date and failure to comply with the requirements to provide notice related to any default or event of default in respect of the interest payment scheduled for July 1, 2020.
The foregoing description of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
Item 9.01 - Financial Statements and Exhibits
(d) Exhibits.

Exhibit 10.1	Forbearance Agreement, dated as of July 1, 2020, by and among Forbes Energy Services LLC, as Borrower, Wilmington Trust, National Association, as Agent, and the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: July 7, 2020	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer